FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
May 26, 2010

FIRST PACTRUST BANCORP, INC. ANNOUNCES $0.05 QUARTERLY DIVIDEND

CHULA VISTA, CA – May 26, 2010 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank (the “Bank”), announced today that its Board of Directors has declared a quarterly cash dividend of five cents ($0.05) per share on its outstanding common stock. The dividend will be payable on July 1, 2010 to shareholders of record as of June 11, 2010.

As of March 31, 2010, the Company had consolidated total assets of $903.8 million and total shareholders’ equity of $98.5 million. The Company currently has 4,244,184 shares of common stock outstanding. The Company’s stock is traded on the NASDAQ Global Market under the symbol “FPTB”.

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, the possible short-term dilutive effect of potential acquisitions and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward looking statements and undue reliance should not be placed on such statements.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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